SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 1, 1996;
                               (February 27, 1996)

                          CONTINENTAL CABLEVISION, INC.
             (Exact name of registrant as specified in its charter)

     Delaware                     33-57471                       04-2370836
 (State or other                 (Commission                   (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)


                                 The Pilot House
                                   Lewis Wharf
                           Boston, Massachusetts 02110
           (Address of Principal Executive Office, including zip code)




                                 (617) 742-9500
              (Registrant's telephone number, including area code)








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Item 2:

On February 27, 1996, Continental Cablevision, Inc. (the "Registrant") entered into an Agreement and Plan of Merger dated as of February 27, 1996 (the "Agreement") by and between the Registrant and U S WEST, Inc. The Registrant's press release (dated as of February 27, 1996) regarding the Agreement is attached herewith as Exhibit A and is hereby incorporated by reference.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CONTINENTAL CABLEVISION, INC.
                                        (Registrant)



                                        By:/s/ P. Eric Krauss
                                           P. Eric Krauss
                                           Vice President and Treasurer


Date:  March 1, 1996

                                                                   EXHIBIT A

                                  NEWS RELEASE

Release Date:    February 27, 1996

Contact:         U S West:           Steve Lang:          303-754-5441
                                     Lois Leach:          303-793-6355

                 Continental:        Rob Stoddard:        617-854-3138
                                     Dave Wood:           617-854-3174

NOTE:  FEBRUARY 27 ONLY.  CALL LANG, LEACH AND STODDARD AT:  212-872-
7020

        U S WEST MEDIA GROUP ANNOUNCES CONTINENTAL CABLEVISION HAS AGREED
          TO A MERGER, CREATING A WORLD LEADER IN CABLE COMMUNICATIONS

        -Addition of Continental brings the number of domestic customers managed by U S WEST and Time Warner to 16.2 million-

                  -With Continental's international properties,
             U S WEST will have access to 13.9 million homes abroad-

         NEW YORK -- The U S WEST Media Group (NYSE: UMG) said it has reached a definitive agreement under which Continental Cablevision will be merged into the Media Group. Continental, the nation's third-largest cable operator, serves 4.2 million U.S. customers, passes more than seven million U.S. households and owns significant other domestic and international assets.

         The merger strengthens the Media Group's position as a worldwide leader in the cable industry and significantly advances its strategy to provide entertainment, data and telephone services in key markets around the globe. Once the deal is closed, the U S WEST Media Group will have 4.7 million owned cable subscribers and will share in the management of an additional 11.5 million domestically. Internationally, the Media Group will have access to 13.9 million homes.

         "The Continental properties are widely recognized as some of the best-run and best-clustered cable systems in the world. They make an excellent addition to our MediaOne subsidiary in Atlanta and our Time Warner Entertainment Partnership with Time Warner," said Chuck Lillis, president and CEO of the U S WEST Media Group.

         "We are convinced that highly clustered hybrid fiber-coax broadband networks are the best, most economical platforms for delivery of video, data, telephony and multimedia services now and into the future," Lillis said. "And they're the fastest way to gain access to customers."



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         Lillis added, "With the addition of Continental, the Media Group now is uniquely positioned to take advantage of these new networks, and will create significant value for our shareholders."

         "With rapid advances in technology and with the fundamental realignment taking place in the telecommunications world, this merger comes at a critical time for our company," said Amos B. Hostetter, Jr., chairman and CEO of Continental. "I look forward to working with U S WEST to lead the next wave of growth and expansion in the cable industry."

         In the merger transaction,  U S WEST will purchase all of Continental's
stock  for  $5.3  billion,   and  will  assume   Continental's  debt  and  other
obligations, which today amount to $5.5 billion.

         Consideration for the $5.3 billion in equity will consist of $1 billion in U S WEST preferred stock, convertible to Media Group common stock; and, at U S WEST's option, between $1 billion and $1.5 billion in cash, and $2.8 billion to $3.3 billion in shares of U S WEST Media Group common stock. The number of shares to be delivered when the deal closes will be adjusted, subject to a "collar" 15 percent above and 15 percent below $24.50, the share price upon which the transaction was based.

         Continental's  4.2  million  domestic  broadband  customers  are highly
clustered  in  five  large   markets  --  New  England,   California,   Chicago,
Michigan/Ohio and Florida. Once the deal closes, the Media Group will own or share management of cable systems in 60 of the top 100 American markets and serve nearly one of every three cable-TV households.

         Continental has been aggressive in deploying hybrid fiber-coaxial networks and is among the industry leaders in the amount of fiber in its systems. Continental has a management team and customer-service reputation that are the envy of the American cable industry. Research conducted by U S WEST placed Continental well above other cable companies in customer satisfaction. And during the past five years, the company has won more awards for its marketing programs than any other cable company.

         In addition to its exceptional domestic broadband assets, Continental has interests in cable properties in Australia, Argentina and Singapore; a 10 percent interest in PRIMESTAR; advertising insertion businesses; telephone access businesses in Florida and Virginia; and interests in programming that include Turner Broadcasting System, E! Entertainment Television, the Golf Channel and the Food Channel.

         U S WEST's extensive experience with cable-telephony (in the U.K., with Time Warner and in Atlanta) will be supplemented by the expertise already developed by Continental, bringing one-stop shopping for voice, video and data services to Continental customers in 16 states. Such opportunities for cable companies recently were accelerated when barriers to local phone competition were removed by the enactment of the telecommunications bill.

         Lillis oversees the operations of the Media Group, including the division headed by Hostetter, which will be responsible for management of all of U S WEST's wholly owned domestic cable properties. U S WEST will enhance the telephony and network architecture expertise needed to convert the cable systems to full service networks.

         The transaction, which is expected to close in the fourth quarter, is subject to a number of conditions, including regulatory and other approvals such as that of Continental's shareholders.

         The U S WEST Media Group is a leading global media company. It is one of two major groups that comprise U S WEST. U S WEST is in the connections business, helping customers share information, entertainment and communications services in local markets worldwide. The company's other major group, U S WEST Communications, provides telecommunications services to more than 25 million customers in 14 western and midwestern states.

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